Exhibit 10.20

POST-DEFAULT SETTLEMENT AGREEMENT
FORBEARANCE AGREEMENT TO POA

This forbearance agreement, otherwise referred to as the Post Default Settlement Agreement ("PDSA") is entered into this _ day of October., 2005 by and between Meteor Energy. Inc., Graves Oil & Butane Co., Inc. ("GOBCO"), Sedco, Inc. ("Sedco"). Capco Energy, Inc., Meteor Enterprises, Inc., Meteor Marketing., Inc.. Ilyas Chaudhary (sometimes collectedly referred to as "Obligors"), and Graves Family Investments Limited Partnership ("GFILF"), and the Estate of Theron J. Graves ("Estate"). All parties referenced above collectively referred to as the "Parties".

The Parties stipulate as follows:

A. The Parties entered into that certain Pay-Off Agreement ("POA") on or about December 20, 2004.

B. The POA amended, in-part, prior agreements between the various parties identified above, including, the Settlement and Debt Restructuring Agreement dated August 9, 2000 ("SDRA"}, and the First Amendment to the Settlement: and Debt Restructuring Agreement dated October 23, 2001 ("FASDRA "). both attached as Exhibits to the POA,

C. Sedco, as Payer under the POA, acknowledges its breach, and default under the terms of the POA to complete the final payment due there under.

D. Under the POA, Sedco is justly indebted to GFILP, in. an amount of no less than $3,896,701 .00 which includes, but is not limited to outstanding principal, past due payments, penalties and interest and other consideration due as of December 15. 2004. Said value represents the combined amounts owing from four promissory notes issued by GOB CO and payable to GFILP under the SDRA and as amended by the FASDRA and the POA. The total amount owing under the POA shall be referred to as the "Indebtedness."

E. GFILP provided sufficient and proper notice to Sedco/Obligors that all amounts owing under the POA were accelerated and then due and payable.

F. The Indebtedness, inclusive of all past penalties and interest, collection and legal costs in favor of GFILP, is folly enforceable and is not subject to any defense, counterclaim, or any claim of setoff or recoupment.

G. In prior transactions and agreements between the Parties, Obligors have, individually and collectively, guaranteed the payment of tike Indebtedness. Obligors have also previously executed promissory notes, mortgages, guaranties, security agreements and other liens in favor of GFILP relating to various properties, equipment, other assets and promises to pay ("Security Interests"). Due to Sedco's default under the POA, all of GFILP's Security Interests remain in full effect valid and enforceable by GFILP and the Estate, subject to the terms of this PDSA.

H. Sedco represents that, because of its financial condition; at this time it is unable to pay the full amount of the indebtedness. The Parties are entering into this PDSA because of Sedco's representations and warranties concerning its current financial condition and ability to pay a reduced amount

I. The POA shall be modified to the extent that GFILP> as Payee under toe POA, agrees to a discounted pay-off amount under the POA subject to the terms and conditions provided below. The discounted pay-off amount under this PDSA shall be $2,620,000,00, so long as Sedco complies with the terms of this PDSA. The discounted amount consists of GFILP's forgiveness of $571,701.00 in accumulated interest plus an. additional credit of $705,000.00 consisting of tine following prior transactions between the Parties and corresponding amounts;

Mancini Payment	$100,000,00
2 Lubricar Note credits	$350,000.00
Lubricar Cash credit	$10,000.00
Payment made under POA 2.B.	$50,000.00
Payment made under POA 2.C.	$50,000.00
Southern & Golf payment	$95,000.00
5 payments of $10,000.00	$50,000.00

J.	Sedco has deposited Two Hundred Thousand Dollars ($200,000.00) of good fluids ("Deposited Funds") in the trust account of its legal counsel, Domenici Law Firm., P.C., as consideration to induce GFI

K.	LP to enter into this PDSA.

K. As part of the POA, Obligors deposited approximately 10,000,000 common shares of Capco Energy, Inc., into the trust account of Domenici Law Firm, P.C. These shares shall remain in the custody of Domenici Law Firm, P.C., subject to the terms of this PDSA.

L. The Parties shall immediately engage New Mexico Title Company of Farmington, New Mexico (c/o Jamie Bond) to act as the escrow agent ("Escrow Agent"') for all acts necessary to consummate the terns of this PDSA.

M. GFILP shall prepare and execute appropriate releases ("Releases") of all its Security Interests payment guaranties previously executed in its favor by any of the Obligors and deliver the Releases to Escrow Agent no later than October 17,2005. Copies of the Releases shall be simultaneously delivered to die Domenici Law Firm. P.C.

N. Upon receipt of the Releases, Escrow Agent shall notify the Domenici Law Firm by faxed letter (at 505-884-3424) or email transmission at i>doinenici@.dom&rucilaw.com that the Releases have been received in escrow.

NOW THEREFORE, for good and valuable consideration., the receipt and sufficiency of which, are hereby acknowledged, the Parties agree as follows:

1, Forbearance Period

Subject to The express provisions of this PDSA, GFILP hereby agrees to forbear from exercising its rights and remedies related to the Indebtedness under the POA until the earlier of (i) November 22, 2005, or (ii) the occurrence of a Termination Event, as defined below. This period of forbearance is hereinafter referred to as the- Forbearance Period.

2-. Conditions of Forbearance.

GFILP's agreement to forbear is conditioned upon and subject to timely satisfaction of each of the following conditions ("Conditions of Forbearance").

a. The Domenici Law Firm's receipt of notice from Escrow Agent that the Releases have been received in escrow shall act as Sedco/Obligors' instruction, to the Domenici Law Firm to wire transfer the Deposited Fluids to Escrow Agent payable to GFILP. The wire transfer of the Deposited Funds shall occur no later than October 2i, 2005.

b. Sedco/Obligors shall wire transfer an additional amount of Two Million Four Hundred Twenty Thousand Dollars ($2,420,000.00) to Escrow Agent, payable to GF1LP, no later than 5:00 P.M. MST on November 21,2005-

c. All representations and warranties made by Obligors to GFILP under this Agreement shall remain true and correct throughout the Forbearance Period.

d. During the Forbearance Period, Obligors' obligation to make payments to GFILP shall be governed by this PDSA

e. During the Forbearance Period, Obligors shall not breach any promise or covenant contained in this PDSA a»d promise not to be in default under any provision of This PDSA.

3. Termination Events

The following shall constitute a Termination Event and an Event of Default under this Agreement;

Obligors fail to comply m a timely manner with arty of the Conditions of Forbearance set forth, above.

4, Termination of Forbearance Period.

The Parties agree that the Forbearance Period automatically, and without notice, shall be terminated upon the earlier of:

(a)	November 22, 2005, or

(b)	The occurrence of any Termination Event, as defined above.

Upon termination of the Forbearance Period, the entire amount of the Indebtedness, plus any additional past-due penalties and interest accumulated under the SDRA and/or FASDRA, shall be immediately due and payable, and GFILP shall be under no obligation to forbear in any respect and shall be entitled immediately to exercise all of its rights and remedies \under this PDSA, the PDA, and any surviving provisions of the SDRA and/or FASDRA, promissory notes, mortgages,, security agreements and associated guaranties relating to any of its Security Interests, all without further notice to Obligors.

(i) GFILP agrees to extend the termination of the Forbearance Period to December 20, 2005 upon receipt of wired funds from Obligors payable to GFILP in the amount of Twenty Five Thousand Dollars (525,000.110) no later than November 21,2005. This payment, if made, shall act only to extend the termination of the Forbearance Period and shall riot reduce or offset the amount of the Indebtedness or discounted pay-off amount, or modify any other provision of this PDSA.

5. Forgiveness of Indebtedness

(a) Provided that throughout the Forbearance Period, Obligors satisfy ail of the Conditions of Forbearance set forth above and timely pays the entire amounts contemplated herein, then:

(i) at the conclusion of the Forbearance Period, Escrow Agent shall release all funds deposited into escrow by Sedco/Obligors to GFILP;

(ii) GFILP wili discharge arid release the then remaining outstanding balance of the Indebtedness according to the terms of the POA and this PDSA;

(iii) GFILP shall instruct the Escrow Agent to record all Releases and deliver the recorded originals to the Domenici Law Firm with copies to the McAlester Law Firm; and.

        (iv) GFILP shall provide written notice to Obligors that all shares of Capco Energy, Inc., may be released back to the appropriate Obligors.

(b). If, however, there shall ever occur a Termination Event, then:

(i) GFILP shall be under no obligation to forgive or discharge any portion of the Indebtedness, including but not limited to the 5705,000-00 credit referenced in paragraph I above, which Obligors agree shall be considered liquidated damages in favor of GFILP for Obligors' failure to comply with the Conditions of Forbearance and shall not be recognized, as a credit to or reduction of the Indebtedness;

(ii) Escrow Agent, or Domenici Law Finn* P.C., whomever is the applicable custodian of the Deposited Funds at the time, stall immediately release to GFILP the entire amount of Deposited Funds which shall be forfeited by Sedco/Obligors as non-refundable and liquidated damages in favor of GFILP for failure to comply with the Conditions of Forbearance and shall not be recognized as a credit to or reduction of the Indebtedness; and,

(iii) Domenici Law Finn, P.C,, shall immediately release to GFILP the 10,000,000 shares of Capco Energy, Inc. then held in its trust account without need for prior approval from any of the Obligors and according to the terms of the POA,

6. Effectiveness of POA, FASDRA and Underlying Agreements

This Agreement shall not constitute a novation of any promissory note or promise to pay arising under the POA or FASDRA, or invalidation of any other mortgage, guaranty, financing statement, security interest, or environmental indemnification arising there from, and the promissory notes shall remain in full force and effect subject only to GFILP's agreement to forbear as set forth here in

7. Release and Waiver

Upon completion of the payment obligations set forth in 5.(a) above, Obligors hereby acknowledge and stipulate that they have no claims or causes of action against GFILP of any kind whatsoever. Likewise, Obligors hereby release GFILP from any and ail claims, causes of action, demands and liabilities of any kind whatsoever whether direct or indirect, fixed or contingent, liquidated or non-liquidated, disputed or undisputed, known or unknown, which Obligors have or may acquire in the future relating in any way to any event, circumstance, action or failure to act from the execution of the SDRA to the date of this Agreement.

8. No Waiver by GFILP

This Agreement shall not constitute a waiver by GFILP of any of Obligors' defaults under any promissory note or the POA or FASDRA. Except as expressly provided herein, GFILP reserves all of its rights and remedies under the POA and FASDRA and all applicable promissory notes, guaranties, mortgages and security agreements. Upon, completion of the payment obligations set forth, in 5 .(a) above, this paragraph shall become void,

9. Additional Warranties arid Representations by the parties

(a)  No later than October 21,2005, Obligors shall provide GFILP and Estate a separately executed acknowledgment of their indemnification in favor of GFILP and Estate as provided for in the SDRA and FASDRA as it pertains to any secured property for any dispute, claim or action on any disclosure or statement made as to the environmental conditioning or any other condition affecting the properties or use of the properties. The acknowledgment shall be, in a form acceptable to GFILP. Obligors' future failure to defend the indemnification or hold harmless in favor of GFILP and Estate. will cause a penalty of $50,000.00 to be entered in favor of GFILP or Estate in addition to any other judgment entered against Obligors arising from their failure to defend or hold harmless.

(b)  Obligors promise that with any future initial sale of GOB CO assets, the initial purchasers will be required to execute a waiver, in a form agreed to as attached hereto, of any rights or claims against GFILP and Estate of Theron Graves as part of the closing documents. Copies of all waivers will be forwarded to the McAllister Law Firm prior to any closing. An initial sale shall be the first sale of any specific asset to any entity or person in which any Obligor has no ownership interest or family relation. An initial purchaser shall be any entity or person in which any Obligor has no ownership interest, or family relation.

(c)  To the extent needed in the discretion of Obligors, GFILP agrees to reasonably cooperate in the closing of any future GOBCO asset sale that requires the GFILP's involvement.

(d)  The Parties shall pay equally all escrow and recording fees arising from the acts or requirements of this PDSA.

(e)  The Parties agree that Escrow Agent shall have absolute and final discretion to determine -whether any act, omission to act. or event contemplated herein has occurred according to the terms of this PDSA. The Parties agree to hold Escrow Agent harmless for its decisions and determinations with respect to its interpretation of the PDSA.

10. Governing Law and Arbitration

The law of the State of New Mexico shall govern this agreement. Any controversy or claim arising out of or related to this PDSA, or the breach thereof shall 'be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators) may be entered in any court having jurisdiction thereof. Any arbitration hearings shall be held in. Albuquerque, Haw Mexico within 60 days of the termination of the forbearance Period.

11. Attorneys Fees.

In the event litigation or arbitration proceedings relating to this Agreement, the party prevailing in any such action 01 other proceeding shall be paid all reasonable attorney's .fees, costs and expenses by the- other party.

12. Amendments.

This Agreement cannot be amended, rescinded, supplemented or modified except in writing signed by the parties hereto.

13. Miscellaneous

(a)  The parties agree to execute any further documents and do all other acts necessary or appropriate to complete this transaction, including without limitation transfer of titles to equipment if required

(b)  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute & waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(c)  This Agreement may be executed in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

(d)  If any provision of this Agreement is determined by a court to be invalid or unenforceable, such determination shall not affect any of the other provisions, each of which shall be construed and enforced as if such invalid or unenforceable provision -were not contained herein.

(e)  This Agreement shall be binding upon and inure to the benefit of the successors and assignees of the parties hereto. No other person shall have any right, benefit or obligation hereunder.

(f)  All representations and warranties contained in this Agreement, and any of the other closing documents, shall survive closing.

AGREED AND ACCEPTED BY:

METEOR ENERGY, INC/CAPCO ENERGY, INC.

Signature

Printed Name:

AGREED AND ACCEPTED BY;

SEDCO, INC.

Signature   Printed
Name

AGREED AND ACCEPTED BY;

ILYAS CHAUDHARY, Individually

Printed Name:

AGREED AND ACCEPTED BY:

GRAVES OIL & BUTANE CO, INC.

Signature ___________________________
Printed Name: .. A—.

AGREED AND ACCEPTED BY;

METEOR MARKETING, INC

Signature
Printed Name:

AGREED AND ACCEPTED BY:

METEOR ENTERPRISES, INC.

Signature
Printed.

AGREED AND ACCEPTED BY: GRAVES FAMILY INVESTMENTS

ESTATE' OF THERON J. GRAVES